UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

BioSphere Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Materials Filed Pursuant to Rule 14a-6

On August 18, 2010, BioSphere Medical, Inc. (“BioSphere” or the “Company”) sent to holders of Company options the following information regarding the treatment of their options in connection with the proposed merger of BioSphere and a subsidiary of Merit Medical Systems, Inc.

Dear Holders of Stock Options of BioSphere Medical, Inc.:

As you know, on May 13, 2010, we announced that BioSphere Medical, Inc. (“BioSphere”) entered into an agreement and plan of merger (the “Merger Agreement”) with Merit Medical Systems, Inc., a Utah corporation (“Merit”), and Merit BioAcquisition Co., a Delaware corporation and wholly-owned subsidiary of Merit (“Merger Sub”).

On June 28, 2010, we sent you a notice describing the consideration to be paid in the Merger and detailing the treatment of BioSphere stock options in connection with the Merger.  In that notice we indicated that you would receive a subsequent notice from the Company informing you of a time after which you will no longer be permitted to exercise your BioSphere stock options.  As further discussed in the attached notice, which you should carefully review, the Company is now informing you that it will not accept exercises of stock options after 4:00 p.m. Rockland, Massachusetts time, on August 24, 2010, unless we notify you that this deadline has been extended.  Accordingly, if you wish to exercise your Options, you must do so before this deadline.

We encourage you to consult with your personal tax, accounting and legal advisors regarding the treatment of your stock options under the terms of the Merger Agreement.

Warmest Regards,

Martin J. Joyce
Executive Vice President and Chief Financial Officer

NOTICE TO HOLDERS OF OPTIONS TO PURCHASE COMMON STOCK OF BIOSPHERE MEDICAL, INC.

TO THE HOLDERS OF OPTIONS TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE (the “Common Stock”) OF BIOSPHERE MEDICAL, INC. (the “Company”), GRANTED PURSUANT TO THE COMPANY’S

1997 Stock Incentive Plan, as amended
2006 Stock Incentive Plan, as amended

AND OPTION AGREEMENTS ISSUED PURSUANT TO SUCH PLANS (the “Options”).

As set forth in the Notice to Holders of Options to Purchase Common Stock and/or Shares of Restricted Stock of BioSphere Medical, Inc., which was sent to holders of Options on June 28, 2010, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 13, 2010, with Merit Medical Systems, Inc. (“Merit”) and Merit BioAcquisition Co. (“Merger Sub”).  Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into BioSphere, and BioSphere will become a wholly-owned subsidiary of Merit (the “Merger”).  If the Merger is completed, holders of outstanding shares of Common Stock will be entitled to receive approximately $4.38 in cash for each share of Common Stock owned by them as of the date of the Merger.(1)  We currently anticipate that the Merger will close on or about September 9, 2010.

In accordance with the terms of the Merger Agreement, each vested and unvested Option to purchase shares of Common Stock that is outstanding immediately prior to the effective time of the merger (the “Effective Time”) will become fully vested and be cancelled upon the Effective Time in exchange for a lump sum cash payment equal to $4.38 less the exercise price per share for the Option, multiplied by the number of shares issuable under the Option.  In the event an Option has an exercise price per share equal to or greater than $4.38, the Option will be cancelled, without any consideration being payable in respect thereof.

NOTICE IS HEREBY GIVEN that the Company will not accept exercises of Options after 4:00 p.m., Rockland, Massachusetts time, on August 24, 2010, unless we notify you that this deadline has been extended.  Accordingly, if you wish to exercise your Options, you must do so before this deadline.

The information in this Notice is qualified in its entirety by the terms of the Merger Agreement filed by the Company with the United States Securities and Exchange Commission (“SEC”) on May 14, 2010 as an exhibit to the Company’s Current Report on Form 8-K.  You may obtain a copy of the Merger Agreement through the SEC’s website, at http://www.sec.gov or through the Company’s website at http://www.biospheremed.com.  Each holder should carefully read the Merger Agreement for additional information and details about the Merger and the treatment of Options.

As a reminder, U.S. securities laws prohibit you from trading in Company securities while you possess material, nonpublic information about the Company, and all trading in Company securities is subject to the Company’s Insider Trading Policy.

(1)           The calculation of the per share amount that the holders of outstanding shares of Common Stock will receive in the Merger — $4.38 — assumes the conversion of all outstanding shares of BioSphere’s series A preferred stock into Common Stock prior to the effective time of the Merger, which the Company currently anticipates.  If all of the outstanding shares of BioSphere’s series A preferred stock are not converted into Common Stock prior to the effective time of the Merger, the amounts that the holders of shares of Common Stock will be entitled to receive, and in turn the amounts that the holders of Options will be entitled to receive, in connection with the Merger will differ from the amounts set forth in this Notice.

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FORWARD-LOOKING STATEMENTS

Any statements in this filing about future expectations, plans and prospects for BioSphere, including statements with respect to the consummation and timing of the merger, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements contain the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond BioSphere’s control. Risks and uncertainties that could cause results to differ from expectations include: uncertainties relating to the timing of the merger; uncertainties as to how BioSphere stockholders will vote their shares with respect to the merger; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of BioSphere’s control; transaction costs; actual or contingent liabilities; or other risks and uncertainties discussed in documents filed with the SEC by BioSphere, including factors discussed in the “Risk Factors” section of BioSphere’s most recent Quarterly Report on Form 10-Q filed with the SEC on August 13, 2010, and other documents BioSphere periodically files with the SEC. In addition, the forward-looking statements included in this filing represent BioSphere’s views as of the date of this filing. BioSphere anticipates that subsequent events and developments will cause its views to change. However, while BioSphere may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BioSphere’s views as of any date subsequent to the date of this filing.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, BioSphere has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by BioSphere and Merit through the website maintained by the SEC at http://www.sec.gov. In addition, investors and security holders are able to obtain free copies of the Proxy Statement from BioSphere by calling BioSphere Investor Relations at 781-681-7900, by requesting them in writing from Investor Relations at BioSphere Medical, Inc., 1050 Hingham Street, Rockland, MA 02370, or by visiting the Investor Relations page of BioSphere’s website at http://www.biospheremed.com.

BioSphere and Merit, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from BioSphere’s stockholders in connection with the proposed merger. Information concerning the interests of BioSphere’s participants, which may be different from those of BioSphere’s stockholders generally, in the solicitation is set forth in BioSphere’s Annual Report on Form 10-K for the year ended December 31, 2009, its annual meeting proxy statement dated April 16, 2010 and the definitive proxy statement relating to the merger dated August 2, 2010, which are filed with the SEC. As of June 1, 2010, BioSphere’s directors and executive officers beneficially owned approximately 2,442,005 shares, or 11.92 percent, of BioSphere’s common stock. A more complete description of the interests of the officers and directors is available in the definitive proxy statement relating to the merger.